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                                                                  EXHIBIT 10.20


                          RETENTION AGREEMENT

THIS RETENTION AGREEMENT (the "Agreement") is made as of this 20TH day of March 2001 between Washington Group International, Inc., a Delaware Corporation (the "Company") and Stephen G. Hanks (the "Employee").

                              BACKGROUND

         The Company has determined that it is in its best interests to provide the payments described in this Agreement to the Employee to assure that the Company will have the continued dedication of the Employee over the ensuing several months, notwithstanding the possibility or occurrence of a significant restructuring or change of control of the Company. To accomplish these objectives, the Board has authorized the Company to enter into this Agreement.

         In consideration of the mutual promises set forth below, and for other good and valuable consideration, the sufficiency of which is acknowledged, the Company and the Employee hereby agree as follows:

                               AGREEMENT

1. EFFECTIVE DATE. This Agreement shall be effective as of the date first noted above (the "Effective Date").

2. DEFINITIONS. The following capitalized terms used in this Agreement shall have the meanings assigned to them below:

         "BASE SALARY" means an amount equal to the annual base salary rate in effect for the Employee from time to time but not less than the base salary rate in effect on March 31, 2001.

         "BOARD" means the Board of Directors of the Company.

         "CAUSE" means the Company having "cause" to terminate the Employee's employment or service upon (i) the determination by the Company or the Board that the Employee has ceased to perform his duties to the Company (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional or extended neglect of his duties to the Company, (ii) the Company's or Board's determination that the Employee has engaged in or is about to engage in conduct materially injurious to the Company, (iii) the Employee having been convicted of, or plead guilty or no contest to, a felony or (iv) the failure of the Employee to follow instruction of the Board or his direct superiors.

         "CHANGE OF CONTROL" means and includes the occurrence of any one of the following events:


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              (i)    individuals who, at the Effective Date, constitute the
                     Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for Election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; PROVIDED, HOWEVER, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;
              (ii) any person becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Corporation Voting Securities"); PROVIDED, HOWEVER, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) any acquisition by a person who is on the Effective Date the beneficial owner of 25% or more of the outstanding Corporation Voting Securities, (B) an acquisition by the Company which reduces the number of Corporation Voting Securities outstanding and thereby results in any person increasing beneficial ownership to more than 25% of the outstanding Corporation Voting Securities, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Parent or Subsidiary, (D) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (E) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph
                     (iii)); or
              (iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets to an entity that is not an affiliate of the Company (a "Sale"), unless immediately following such Reorganization or Sale; (A) more than 50% of the total voting power of (x) the company resulting from such Reorganization or the company which has acquired all

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                     or substantially all of the assets of the Company (in
                     either case, the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Corporation Voting Securities were converted pursuant to such Reorganization or Sale), (B) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of 25% or more of the outstanding Corporation Voting Securities) is the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A) (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or
              (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company unless such transaction is a Non-Qualifying Transaction.

         "DISABILITY" means the inability of the Employee to perform the essential functions of his regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness that has lasted (or can reasonably be expected to last) for a period of 6 consecutive months. A Disability shall be deemed to have occurred if the Employee makes application for disability benefits under any Company-sponsored long-term disability program (whether insured or self insured, basic or supplemental) covering the Employee and qualifies for such benefits. Alternatively, Disability may be determined by the Board or may be established by certification of two physicians mutually agreed upon by the Employee, or his personal representative, and the Company.

         "TARGET BONUS" means 120% of the Employee's Base Salary as in effect on March 31, 2001.

3. RETENTION BONUS. The Company will pay to the Employee a total retention bonus equal to 1.5 times the Employee's Target Bonus, payable in cash in three equal installments on September 1, 2001, March 1, 2002, and September 1, 2002; PROVIDED THAT the Employee must be employed by the Company on the applicable payment date to receive the

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         payment due on that date. (Notwithstanding the foregoing, if the
         Employee's employment with the Company terminates before a particular payment date because of the Employee's death or Disability, the Company will pay to the Employee (or the Employee's estate in the case of death) a prorated portion of the retention bonus payment otherwise due on such payment date, based upon the number of days the Employee remained employed by the Company since the previous payment date.) This retention bonus will take the place of all other incentive compensation, whether annual or long-term, for the Company's 2001 fiscal year (except for any project bonus the Employee may be eligible to receive). If the Employee is eligible for a project bonus for 2001, the retention bonus payments payable on September 1, 2001, and March 1, 2002, under this Agreement shall be offset against the project bonus for 2001. The retention bonus payment payable on September 1, 2002, shall be offset against any annual incentive or project incentive compensation otherwise payable for the Company's 2002 fiscal year.

4. SEVERANCE BENEFIT. If there is a Change in Control of the Company before December 31, 2002, or if the Employee's employment with the Company or its subsidiaries is terminated before December 31, 2002 (other than a termination for Cause or by reason of the Employee's death, Disability or voluntary resignation or retirement), the Employee shall be entitled to an amount equal to the sum of the Employee's Base Salary and the Employee's Target Bonus. In the case of a termination of employment other than for Cause or by reason of the Employee's voluntary resignation or retirement (whether before or after a Change in Control), the Employee also shall be entitled to a prorated portion of the next retention bonus payment, if any, that otherwise would have been payable to the Employee under paragraph 3 above if no termination had occurred, based upon the number of days the Employee remained employed by the Company since the previous payment date. The Company shall pay the severance benefit to the Employee in a single lump sum cash payment within fifteen (15) days after the date of the Change in Control or the Employee's final regular salary payment in the case of termination of employment. If, before a Change in Control, the Employee's employment with the Company or its subsidiaries is terminated for Cause or by reason of the Employee's death, Disability or voluntary resignation or retirement, the Employee is not entitled to any severance benefit under this paragraph. Any amounts owed to the Employee under this paragraph shall be subject to offset for amounts owed the Employee under any other plan or agreement providing for continuation of Compensation after termination of employment or for any other form of severance benefits that duplicate the benefits provided hereunder. Notwithstanding the foregoing, any compensation for services rendered or consulting fees earned after the date of termination or Change in Control shall not diminish the Employee's right to receive all severance benefits due under this paragraph.

5. MITIGATION. The Employee shall not be required to mitigate the amount of any payment provided for in paragraph 4 of this Agreement by seeking employment or otherwise during the period he is entitled to such payment.



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6.       COVENANT NOT TO COMPETE.

         (a) If the Employee's employment with the Company terminates before December 31, 2002 (other than a termination for Cause or by reason of the Employee's death, Disability or voluntary resignation or retirement), the Employee agrees that for a period of one year following the termination of employment the Employee shall not compete, either directly or indirectly (as a shareholder, partner, employee, trustee or otherwise in any person, firm, corporation, association, partnership or other entity), with the Company or its subsidiaries by engaging, through operations or sales anywhere in the United States, in business in which the Company or its subsidiaries are now engaged or such other businesses as the Company or its subsidiaries may be engaged in at the time of such termination; PROVIDED, HOWEVER, that the Employee may own securities of any publicly held corporation so long as such ownership does not exceed one percent (1%) of the outstanding voting securities of such corporation. The Employee also agrees that for a period of one year following the termination of employment the Employee shall not, directly or indirectly, (1) solicit or accept any business similar to business provided by the Company from customers of the Company, including prospective customers with which the Company has met within twelve (12) months, or request, induce or advise customers of the Company to withdraw, curtail or cancel their business with the Company, or (2) solicit for employment any employee of the Company, or request, induce or advise any employee to leave the employ of the Company.

         (b) As consideration for the covenant contained in this paragraph 6, the Employee shall be entitled to receive an aggregate amount equal to the sum of the Employee's Base Salary as of the date of termination and the Employee's Target Bonus, payable in twelve equal monthly installments beginning at the end of the first calendar month following the termination of employment. The payment under this paragraph 6 is separate from and in addition to any retention bonus payable under paragraph 3 or any severance benefit payable under paragraph 4.

         (c) If the Employee breaches the provisions of this paragraph 6, all payments under this paragraph shall cease and the Company shall be entitled, without the posting of a bond, to an injunction restraining such breach and to an accounting and repayment of all profits, compensation, commissions, remuneration or other benefits that the Employee, directly or indirectly, may realize from or related to any such violation. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedy available to it for such breach.

7. LIMITATION ON PAYMENTS AND BENEFITS. Notwithstanding any provision of this Agreement to the contrary, if any amount or benefit to be paid or provided under this Agreement would be an "Excess Parachute Payment," within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided under this Agreement will be reduced to the minimum extent necessary (but

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         in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; PROVIDED, HOWEVER, that the foregoing reduction will be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income and employment taxes). Whether requested by the Employee or the Company, the determination of whether any reduction in such payments or benefits to be provided under this Agreement or otherwise is required pursuant to the preceding sentence will be made at the expense of the Company by the Company's independent accountants, as determined immediately prior to the Change of Control. The fact that the Employee's right to payments or benefits may be reduced by reason of the limitations contained in this paragraph 7 will not of itself limit or otherwise affect any other rights of the Employee other than pursuant to this Agreement. In the event that any payment or benefit intended to be provided under this Agreement or otherwise is required to be reduced pursuant to this paragraph 7, the Employee will be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this paragraph 7. The Company will provide the Employee with all information reasonably requested by the Employee to permit the Employee to make such designation. In the event that the Employee fails to make such designation within 10 business days prior to the date of termination of Employee's employment, the Company may effect such reduction in any manner it deems appropriate.

8.       SUCCESSORS, BINDING AGREEMENT.

         (a) The Company will cause any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.
         (b) This Agreement shall inure to the benefit of and be enforceable by the Company's successors and assigns and by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.

9.       MISCELLANEOUS.

         (a) WITHHOLDING. The Employee agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income and excise tax withholding requirements or like requirements to satisfy all obligations for the payment of such taxes.

         (b) ASSIGNABILITY. Payments due under this Agreement may not, at any time, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Employee, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; PROVIDED

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              THAT the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

         (c) DISCONTINUED BUSINESS. If the business conducted by the Company shall be discontinued, any previously earned and unpaid payments under this Agreement shall become immediately payable to the Employee.

         (d) AMENDMENTS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer of the Company as may be specifically designated by the Board.

         (e) WAIVERS. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         (f) ENTIRE AGREEMENT. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

         (g) GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Idaho.

         (h) SEVERABILITY. The invalidity or enforceability of any provision of this Agreement shall not affect validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         (i) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         (j) ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Idaho in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         (k) COSTS OF ENFORCEMENT. Each party shall pay its own legal fees and expenses incurred in connection with any arbitration (or other proceeding whether or not instituted by the Company or the Employee), relating to the interpretation or enforcement of any provision of this Agreement (including any action seeking to obtain or enforce any right or benefit provided by this Agreement).

         (l) NO RESTRICTION ON EMPLOYMENT RIGHTS. This contract is in relation to certain benefits and compensation only and is not to be construed as an employment contract for a definite term. Nothing in this Agreement shall confer on the Employee any right to

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              continue in the employ of the Company or shall interfere with or restrict the rights of the Company, which are expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without Cause. Nothing in this Agreement shall restrict the right of the Employee to terminate his employment with the Company at any time for any reason whatsoever.

                   IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                    WASHINGTON GROUP INTERNATIONAL, INC.


                                    By:      /s/ David H. Batchelder
                                             ---------------------------------
                                             Director and Chairman of the
                                             Compensation Committee

                                    EMPLOYEE


                                             /s/ S. G. Hanks
                                    ------------------------------------------
                                    Stephen G. Hanks